UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 20, 2011
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda (Address of principal executive offices)	N/A (Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2011, Nabors Industries, Inc. (“NII”), a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”), and the Company entered into a credit agreement (the “Credit Agreement”) under which the lenders committed to provide up to $550 million under an unsecured revolving credit facility. The Credit Agreement provides NII the option to add other lenders and increase the aggregate principal amount of commitments to $700 million. The Company fully and unconditionally guarantees the obligations of NII under the Credit Agreement, which matures on September 7, 2014.
      Under the Credit Agreement, Citigroup Global Markets Inc., Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC are joint lead arrangers and joint bookrunners, and Citibank, N.A. is administrative agent and swingline lender. The other lenders party to the Credit Agreement are HSBC Bank USA, N.A., PNC Bank, N.A. and Bank of America, N.A.
     Borrowings under the Credit Agreement will bear interest, at NII’s option, at either (x) the “Base Rate” (as defined below) plus the applicable interest margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears or (y) interest periods of one, two, three or six months at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars, plus the applicable interest margin. The “Base Rate” is defined, for any day, as a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (ii) the prime commercial lending rate of Citibank, N.A., as established from time to time and (iii) LIBOR for an interest period of one month beginning on such day plus 1%.
     A copy of the Credit Agreement, included in this Form 8-K as Exhibit 10.1, is incorporated herein by reference and should be read in its entirety for a complete description of its provisions. The summary in this report is qualified in its entirety by the text of such provisions.
     On April 20, 2011, the Company issued a press release announcing the establishment of the credit facility discussed above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1	Credit Agreement, dated as of April 20, 2011, among Nabors Industries, Inc., as borrower, Nabors Industries Ltd., as guarantor, Citigroup Global Markets Inc., Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as Joint Lead Arrangers and Joint Bookrunners, Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as Documentation Agents, Citibank, N.A. as Administrative Agent and Swingline Lender and the lenders party thereto from time to time.

99.1	Press release dated April 20, 2011 relating to the establishment of the revolving credit facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2011	Nabors Industries Ltd.
/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Credit Agreement, dated as of April 20, 2011, among Nabors Industries, Inc., as borrower, Nabors Industries Ltd., as guarantor, Citigroup Global Markets Inc., Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as Joint Lead Arrangers and Joint Bookrunners, Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as Documentation Agents, Citibank, N.A. as Administrative Agent and Swingline Lender and the lenders party thereto from time to time.

99.1	Press release dated April 20, 2011 relating to the establishment of the revolving credit facility.

3